EXHIBIT  12.1



                        CARRAMERICA REALTY CORPORATION
                 RATIO OF EARNINGS TO FIXED CHARGES CALCULATION

(In thousands)
                                            Ratio of Earnings
                                        to Combined Fixed Charges
                                      and Preferred Stock Dividends
                                   ----------------------------------
                                    Three
                                    Months
                                    Ended
                                   3/31/98          1997         1996
                                   -------          ----         ----

Net Income before
   Minority Interest.............  $ 53,056       $ 87,013    $ 29,050
Add:
  Extraordinary Charges..........  $     --       $     --    $    484
  Fixed Charges, excluding
    Capital Interest ............  $ 18,452       $ 55,893    $ 33,724
Deduct:
  Gain of Sale of Assets.........  $(25,931)      $ (5,420)   $     --
                                   --------       --------    --------
                                   $ 45,578       $137,486    $ 63,258
                                   ========       ========    ========

Fixed Charges:
  Interest Expense...............  $ 17,476       $ 51,528    $ 32,396
  Interest Capitalized...........  $  5,377       $ 14,266    $  2,664
  Amortization of Deferred
    Financing Costs .............  $    865       $  2,138    $  1,015
  Rent Deemed as Interest........  $    111       $    532    $    313
  Preferred Stock Dividends......  $  8,791       $ 10,991    $    572
                                   --------       --------    --------
      Total Fixed Charges........  $ 32,620       $ 79,455    $ 36,960
                                   ========       ========    ========
Ratio of Earnings to
  Fixed Charges .................      1.40           1.73        1.71


(In thousands)
                                                  Ratio of Earnings to Fixed Charges
                                    -----------------------------------------------------------------
                                     Three
                                     Months
                                     Ended
                                    3/31/98         1997      1996         1995       1994       1993
                                    -------         ----      ----         ----       ----       ----
Net Income before
  Minority Interest..............  $ 53,056       $ 87,013   $29,534      $17,284    $17,821   $ 6,004
Add:
  Extraordinary Charges..........  $     --       $     --   $   484      $    --    $    --   $ 5,613
  Fixed Charges, excluding
    Capital Interest.............  $ 18,452       $ 55,893   $32,946      $22,579    $21,880   $12,768
Deduct:
  Gain of Sale of Assets.........  $(25,931)      $ (5,420)  $    --      $    --    $    --   $    --
                                   --------       --------   -------      -------    -------   -------
                                   $ 45,578       $137,486   $63,258      $39,863    $39,701   $24,385
                                   ========       ========   =======      =======    =======   =======

  Interest Expense...............  $ 17,476       $ 51,528   $31,630      $21,873    $21,366   $12,436
  Interest Capitalized...........  $  5,377       $ 14,266   $ 2,664      $   226    $    --   $    --
  Amortization of Deferred
    Financing Costs..............  $    865       $  2,138   $ 1,003      $   365    $   208   $   101
  Rent Deemed as Interest........  $    111       $    532   $   313      $   341    $   306   $   231
  Preferred Stock Dividends......  $     --       $     --   $    --      $    --    $    --   $    --
                                   --------       --------   -------      -------    -------   -------
      Total Fixed Charges........  $ 23,829       $ 68,464   $36,388      $22,805    $21,880   $12,768
                                   ========       ========   =======      =======    =======   =======
Ratio of Earnings to
  Fixed Charges..................      1.91           2.01      1.74         1.75       1.81      1.91






                            CARRAMERICA REALTY, L.P.
                 RATIO OF EARNINGS TO FIXED CHARGES CALCULATION

(In thousands)
                                   Ratio of Earnings to Fixed Charges
                                   ----------------------------------
                                     Three
                                     Months
                                     Ended
                                    3/31/98         1997       1996
                                    -------         ----       ----
Net Income before
  Minority Interest..............  $  6,951       $ 16,693   $ 1,556
Add:
  Extraordinary Charges..........  $     --       $     --   $    --
  Fixed Charges, excluding
    Capital Interest.............  $  3,458       $  6,816   $ 1,475

  Gain of Sale of Assets.........  $    416       $ (5,067)  $    --
                                   --------       --------   -------
                                   $ 10,825       $ 18,442   $ 3,031
                                   ========       ========   =======

  Interest Expense...............  $  3,451       $  6,792   $ 1,475
  Interest Capitalized...........  $    769       $  2,909   $   431
  Amortization of Deferred
    Financing Costs..............  $     --       $     --   $    --
  Rent Deemed as Interest........  $      7       $     24   $    --
  Preferred Stock Dividends......  $     --       $     --   $    --
                                   --------       --------   -------
      Total Fixed Charges........  $  4,226       $  9,725   $ 1,906
                                   ========       ========   =======
Ratio of Earnings to
  Fixed Charges..................      2.56           1.90      1.59